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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report : April 23, 1996
                        (Date of earliest event reported)

                             PRICELLULAR CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of Incorporation)

       1-13526                                            13-3784318
(Commission File Number)                       (IRS Employer Identification No.)

                 45 Rockefeller Center, New York, New York 10020
                    (Address of principal executive offices)

               Registrant's Telephone Number, including area code:
                                 (212) 459-0800
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On April 23, 1996, PriCellular Corporation (the "Company") acquired from United States Cellular Corporation 83.11% of the cellular telephone system ("System") serving the Poughkeepsie (Dutchess County) Metropolitan Statistical Area for $38.9 million. The purchase price was paid one half in cash and the remaining balance in a 3 year prime note with a bullet maturity. Dutchess County has approximately 263,000 Pops and abuts the Company's NY-5 RSA and NY-6 RSA.

         On April 23, 1996, the Company acquired from United States Cellular Corporation substantially all of the assets of the System serving the NY-6 Rural Service Area ("RSA") for $19.8 million in cash. The 111,023 Pop RSA, which includes Greene and Columbia counties, is between Albany and New York City.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         In accordance with Item 7(b)(2) of Form 8-K, the pro forma information relating to the acquired businesses described in Item 2 has been omitted because it is impracticable to provide it at this time. The Company expects to file the pro forma financial information as soon as it is available, but in any event not later than 60 days after the date of filing of this Form 8-K.
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PRICELLULAR CORPORATION

                                             By:  /s/ Robert Price
                                                  ------------------------------
                                                  Robert Price
                                                  President

Dated:   May 8, 1996